EXHIBIT 2.1

ARTICLES OF MERGER AND PLAN OF MERGER

OF

PATTERSON DENTAL COMPANY

AND

PATTERSON COMPANIES, INC.

Pursuant to Section 302A.621 of the Minnesota Business Corporation Act, the undersigned officer of Patterson Dental Company., a Minnesota corporation (the “Surviving Corporation”), which is the owner of 100% of the outstanding capital stock of Patterson Companies, Inc., a Minnesota corporation (the “Subsidiary Corporation”), hereby executes and files these Articles of Merger:

FIRST: The Plan of Merger, in the form of resolutions duly adopted by unanimous action of the Board of Directors of the Surviving Corporation on June 23, 2004, is attached hereto as Exhibit A.

SECOND: The number of outstanding shares of each class and series of the Subsidiary Corporation and the number of shares of each class and series owned by the Surviving Corporation are as follows:

Designation of Class and Series	Number of Outstanding Shares	Number of Shares Owned by Surviving Corporation
Common Stock, par value $.01	100	100

THIRD: Since there are no shareholders of the Subsidiary Corporation other than the Surviving Corporation, Minnesota Statutes § 302A.621 does not require the mailing of a copy of the Plan of Merger to any shareholders of the Subsidiary Corporation.

FOURTH: The Plan of Merger has been duly approved by the Surviving Corporation pursuant to Minnesota Statutes § 302A.621.

FIFTH: Upon the effective time of the merger, pursuant to Section 302A.621, Subd. 1, Article I of the Articles of Incorporation of the Surviving Corporation shall be amended as follows:

ARTICLE I.

NAME

The name of this Corporation is Patterson Companies, Inc.

SIXTH: The merger shall be effective upon filing of these Articles of Merger and Plan of Merger with the Secretary of State of the State of Minnesota.

Dated: June 23, 2004

PATTERSON DENTAL COMPANY

By	/s/ PETER L. FRECHETTE
Peter L. Frechette
Chairman and Chief Executive Officer

EXHIBIT A

PATTERSON DENTAL COMPANY

RESOLUTIONS OF

BOARD OF DIRECTORS

WHEREAS, the Corporation owns 100% of the issued and outstanding capital stock of Patterson Companies, Inc., a Minnesota corporation (“Subsidiary”), consisting of 100 shares of common stock, par value $.01; and

WHEREAS, the Corporation desires to effect the merger of Subsidiary with and into the Corporation pursuant to Section 302A.621 of the Minnesota Business Corporation Act.

NOW, THEREFORE, BE IT RESOLVED, that Subsidiary be merged with and into the Corporation pursuant to Section 302A.621 of the Minnesota Business Corporation Act, in accordance with the further resolutions set forth below (which resolutions shall constitute the Plan of Merger).

RESOLVED FURTHER, that at the effective time of the merger, all of the outstanding shares of common stock of Subsidiary owned by the Corporation shall be canceled, and no securities of the Corporation or any other corporation, or any money or other property, shall be issued in exchange therefor.

RESOLVED FURTHER, that upon the filing of the Articles of Merger, pursuant to Section 302A.621, Subd. 1, of the Minnesota Business Corporation Act, by virtue of the filing of the Articles of Merger and without any further action by the Company, its Board of Directors, or its shareholders, Article I of the Company’s Articles of Incorporation shall be amended in its entirety to read as follows:

ARTICLE I.

NAME

The name of this Corporation is Patterson Companies, Inc.

RESOLVED FURTHER, that the merger shall be effective upon the date of filing of the Articles of Merger with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that Peter L. Frechette or any officer of the Corporation be and hereby is authorized and directed to make, sign and acknowledge, for and on behalf of the Corporation, Articles of Merger setting forth the foregoing Plan of Merger and such other information as required by law, and to cause such articles to be filed for record with the Secretary of State of the State of Minnesota in the manner required by law.

RESOLVED FURTHER, that the officers of the Corporation, and each of them, be and they hereby are authorized, for and on behalf of the Corporation, to take such other action as such officers, or any of them, shall deem necessary or appropriate to carry out the purposes of the foregoing resolutions.